UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 May 14, 2020

MakingOrg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55260	39-2079723
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

618 Brea Canyon Rd. Ste A, Walnut, CA 91789

(Address of principal executive offices)

213-805-5799

 (Registrant’s telephone number, including area code)

______________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

MakingOrg, Inc. (the “Company”) hereby announces that it is relying the order of the Securities and Exchange Commission, Release No. 34-88465, dated March 25, 2020 for the extension of the filing deadline of its Quarterly Report on Form 10-Q, for the period ended March 31, 2020, under Section 36 of the Exchange Act, superseding the March 4, 2020 Order (Release No. 34-88318) and further extending the exemptions from specified provisions of the Exchange Act and certain rules thereunder. There was an outbreak of Coronavirus in China at the end of January, 2020. In order to avoid the risk of the virus spreading, the Chinese government required enterprises to delay the resumption of work and production. The Company applied for the resumption of work on February 24, 2020. Such delay directly caused a delay in the entry time of the on-site audit by the Company’s independent public accountant.

Additionally, the Chinese government’s strict control over enterprises and communities during the pandemic made it impossible for the Company to send confirmation letters to customers and suppliers in a timely manner, so the Company’s independent public accountant will not be able to complete the audit report within the prescribed time. The Company expects the Quarterly Report to be filed by June 29, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 May 14, 2020

MakingOrg, Inc.

/s/ Juanzi Cui
By: Juanzi Cui
Title: President

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